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                                                                     Exhibit 1.1

                          General Maritime Corporation

                        7,000,000 Shares of Common Stock
                           (par value $0.01 per share)

                         FORM OF UNDERWRITING AGREEMENT

                                                New York, New York
                                                May __, 2001
Lehman Brothers Inc.
ABN AMRO Rothschild LLC
Jefferies & Company, Inc.
  As Representatives
  of the Several Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

      General Maritime Corporation, a Marshall Islands corporation (formerly named General Maritime Ship Holdings Ltd., the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom Lehman Brothers Inc., ABN AMRO Rothschild LLC and Jefferies & Company, Inc. are acting as representatives (the "Representatives"), an aggregate of 7,000,000 shares (the "Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock"). In addition, certain shareholders of the Company named on Schedule 2 hereto (the "Selling Shareholders") propose to grant to the Underwriters an option to purchase up to an additional 1,050,000 shares of Common Stock (the "Option Shares") to cover over-allotments, if requested by the Underwriters in accordance with Section 3(c) hereof. The Firm Shares and the Option Shares are referred to herein as the "Shares." The words "you" and "your" refer to the Representatives.

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-49814), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended through the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A or Rule 434 of the Rules and Regulations of the

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Commission under the Act (the "Regulations"), is herein called the "Registration
Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is herein called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule
434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus included in the Registration Statement at the time it is declared effective as described in Rule 430A of the Regulations; provided, however, if the Company has, with the consent of the Representatives, elected to rely upon Rule 434 under the Act, the term "Prospectus" shall mean the Company's prospectus subject to completion dated _______, 2001 (such preliminary prospectus is herein called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            (b) Each preliminary prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. At the time of the effectiveness of the Registration Statement or the effectiveness of any Rule 462(b) Registration Statement and any post-effective amendment thereto, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date (as defined in Section 3(b)) and the Additional Closing Date, if any (as defined in Section 3(c)), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied (and, in the event of any of the aforementioned filings that may occur in the future will, at the time of such filing(s), comply) in all material respects with the applicable provisions of the Act and the Regulations, did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (as to the Prospectus and any amendments thereof and supplements thereto, in light of the circumstances under which they were made). When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any


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related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection with the preparation thereof. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus and has not instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to such an order. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

            (c) Each of the Company and each of its direct and indirect subsidiaries (the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or in which it proposes to engage as described in the Registration Statement, the preliminary prospectus and the Prospectus. Each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on or affect the business, operations, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

            (d) Ernst & Young LLP and Deloitte & Touche LLP, the accountants who have expressed their opinion with respect to the financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement, the preliminary prospectus and the Prospectus, are, with respect to the Company and each Subsidiary, independent public accountants as required by the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (e) As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement, the preliminary prospectus and the Prospectus and there has been no material change in its capitalization since that date, except as expressly contemplated by the Prospectus. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, registration right, right of first refusal or similar right. The authorized and outstanding capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus (and such description correctly states, in all material respects, the substance of the provisions of the instruments defining the capital stock of the Company). Except as described in the Registration Statement and the Prospectus, there are no authorized or outstanding rights (including, without limitation, preemptive rights, co-sale rights, resale rights, rights of first refusal or similar rights), warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company, or any Subsidiary or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company, or any Subsidiary or any such convertible or exercisable or exchangeable securities or instruments


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or any such rights, warrants or options, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares. The Shares to be issued pursuant to this Agreement will not be issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the preliminary prospectus and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. The Shares have been duly authorized for issuance and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable, good title to the Shares will be transferred to the Underwriters free and clear of any liens, encumbrance, security interest or claim (each a "Lien") other than any Liens placed thereon by the Underwriters and the certificates representing the Shares will be in valid and sufficient form. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any Lien, other than security interests granted in connection with financing and other transactions relating to ship-owning subsidiaries of the Company ("Permitted Liens").

            (f) Other than the description under the caption "Business-Legal Proceedings" in the Registration Statement, there is (i) no action, suit or proceeding or, to the knowledge of the Company, no investigation, before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, as to which the Company, or any Subsidiary is (or, to the extent threatened or contemplated, will be) a party or as to which the business, assets or property of the Company, or any Subsidiary (or, to the extent threatened or contemplated, will be) subject, (ii) no statute, rule or regulation that has been enacted, adopted or issued by any governmental agency, body or official, and (iii) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company, or any Subsidiary is or will be subject or affecting the business, assets or property of the Company or any Subsidiary, that would reasonably be expected to (in the case of clauses (i), (ii) and (iii)), individually or in the aggregate, whether or not arising from transactions in the ordinary course of business, have a Material Adverse Effect, be required to be disclosed in the Registration Statement or the Prospectus or materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no legal or administrative proceedings concerning the Company or any Subsidiary of a character that would be required to be described in a registration statement on Form S-1 under the Act that are not described, as required, in the Registration Statement and the Prospectus. The transactions described under the caption "Recapitalization and Acquisitions" in the Prospectus have been completed in all material respects as so described.

            (g) The financial statements of the Company, together with the related notes thereto, which are a part of the Registration Statement, preliminary prospectus and the Prospectus, present fairly in all material respects the financial position and the results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting


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principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act. The supporting schedules, the "Summary Financial and Other Data", the "Selected Consolidated Financial and Other Data", the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial tables included in the Registration Statement, the preliminary prospectus and the Prospectus fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited financial statements therein. No other financial statements or supporting schedules are required by the Act or Regulation S-X to be included therein.

            (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Prospectus there has not been (i) any loss or adverse change, or any development which would reasonably be expected to result in a loss or adverse change, in or affecting the business, properties, management, assets, prospects, stockholders' equity, operations, condition (financial or other), or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction entered into by the Company, or any Subsidiary, except transactions in the ordinary course of business; (iii) any obligation, direct or contingent, incurred by the Company or any Subsidiary which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, which in any case described in clauses (i), (ii), (iii), (iv) or (v) above, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

            (i) The Company and the Subsidiaries have good title to all properties and assets described in the Registration Statement, the preliminary prospectus and the Prospectus as being owned by them, free and clear of all Liens except Permitted Liens. The Company and the Subsidiaries have valid and enforceable leases for the properties leased by them, the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company and the Subsidiaries, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Registration Statement, the preliminary prospectus and the Prospectus. The Company and the Subsidiaries own, lease or otherwise have rights to use all properties and assets as are important to their respective operations as now conducted and as proposed to be conducted.

            (j) The Company and the Subsidiaries have all requisite corporate power and authority, and all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all federal, state, foreign and other governmental and regulatory agencies, bodies and authorities ("Permits") that are material to and necessary for the conduct of the business of the Company and the Subsidiaries as such business is currently conducted. The Company reasonably believes that it will be able to obtain Permits that are material to and necessary for the conduct of the business of the Company and the Subsidiaries as such business is proposed to be conducted as described in the Registration Statement and the Prospectus. All such Permits are valid and in full force and effect and there is no proceeding


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pending or, to the best knowledge of the Company, threatened, which would reasonably be expected to cause any such Permit to be withdrawn, canceled, suspended or not renewed. The Company and the Subsidiaries are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to, such Permits, except as would not reasonably be expected to have a Material Adverse Effect. No event has occurred which allows or would allow revocation or termination of any such Permit or result in any material impairment of the rights of the holder of any such Permit. The Contracts to which the Company or any Subsidiary is a party are valid and binding agreements, enforceable against the Company or such Subsidiary in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such Contracts, except in each case as would not have a Material Adverse Effect. The descriptions in the Registration Statement of Contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no Contracts or other documents concerning the Company or any Subsidiary of a character that would be required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

            (k) The Company and the Subsidiaries are not (i) in violation of their respective certificates of incorporation, as amended, or other constitutive documents, as the case may be, or bylaws, as amended or (ii) in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, franchise, joint venture, deed of trust, bond, note, lease, Permit or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary may be bound or to which any of the property or assets of the Company or such Subsidiary is subject (each a "Contract"), or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, body or authority, except in the case of this clause (ii) for such breaches, defaults or violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

            (l) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus), and except as expressly contemplated therein, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and the Subsidiaries taken as a whole.


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            (m) The Company and the Subsidiaries own or possess or have the unconditional right to use, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such Subsidiary has received such notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a Material Adverse Effect on the Company and the Subsidiaries, except as described in or contemplated by the Registration Statement, preliminary prospectus and the Prospectus.

            (n) The Company and the Subsidiaries have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all necessary federal, state and foreign income and franchise tax returns, reports and other information required to be filed by them. Each such tax return, report or other information was, when filed, accurate and complete in all material respects. The Company and the Subsidiaries have duly paid, or have made adequate charges, accruals and reserves in the financial statements for, all such taxes required to be paid by them and any other assessment, fine or penalty levied against them, for all periods as to which the tax liability of the Company or the Subsidiaries have not been finally determined. No tax deficiency has been or, to the best of the Company's knowledge, is reasonably likely to be asserted or contemplated against the Company or any Subsidiary. Neither the Company nor any Subsidiary will incur any taxes as a result of their formation and the transfer of the Subsidiaries' stock or other equity interests to the Company pursuant to the contribution agreements and recapitalization plan described in the Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus) or the acquisition agreement entered into with United Overseas Tankers, Ltd. except as disclosed in the Prospectus. The Company believes that from and after the Closing (i) neither the Company nor any Subsidiary will be classified as, and the Company and each Subsidiary will conduct their operations in a manner designed to avoid classification as, at any time, a "controlled foreign corporation," a "foreign personal holding company", a "passive foreign investment company", or a "personal holding company," within the meaning of Sections 957, 552, 1297 and 542, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) neither the Company nor any Subsidiary will derive any income which is effectively connected with the conduct of a trade or business within the United States for purposes of Section 882 of the Code.

            (o) Except as expressly provided in the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary.

            (p) The Company and each Subsidiary maintain insurance of the types and in amounts which they reasonably believe to be adequate to protect against the accident-related risks involved in the conduct of their businesses and they maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with standard industry practice.


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            (q) Neither the Company nor any Subsidiary is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, including, but not limited to, suppliers of officers and crew to its vessels that would reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

            (r) Neither the Company nor any Subsidiary has violated any foreign, federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable foreign, federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation would reasonably be expected to have a Material Adverse Effect.

            (s) In the ordinary course of its business, the Company (including for purposes of this paragraph any of the Company's predecessor entities) periodically reviews the effect of Environmental Laws (as defined below) on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, scrapping of vessels or compliance with Environmental Laws, or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that the Company and the Subsidiaries (i) are in compliance in all material respects with all applicable foreign, United States federal, state and local environmental laws, rules, regulations, treaties, statutes and codes relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including petroleum, crude oil or any fraction thereof ("Environmental Laws"), (ii) have received all Permits required of them under applicable Environmental Laws to conduct their business as currently conducted, (iii) are in compliance in all material respects with all terms and conditions of any such Permit and (iv) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, relating to the Environmental Laws or to the Company's or any Subsidiary's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any domestic or foreign governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            (t) Neither the Company nor any Subsidiary has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or any Subsidiary's properties or former properties, except in compliance in all material respects with all applicable Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's or any Subsidiary's properties or on properties formerly owned or


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leased by the Company or any Subsidiary during the time of such ownership or lease, except in compliance in all material respects with Environmental Laws.

            (u) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, Contract, Permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable written laws, rules and regulations. Neither the Company nor any Subsidiary, nor any director, officer, agent, employee or, to the knowledge of the Company, other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

            (v) Neither the Company nor any Subsidiary has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Code or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and neither the Company, any Subsidiary nor any other trade or business (whether or not incorporated) which together with the Company or any Subsidiary would be deemed a single employer for purposes of ERISA or the Code (an "ERISA Affiliate") has any liability for an accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA), or any other liability under Title IV of ERISA that has not been satisfied in full (including any contingent liability that could have a Material Adverse Effect), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company, any Subsidiary or any ERISA Affiliate make or ever have made a contribution and in which any employee of the Company, any Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries (and each ERISA Affiliate, to the extent that non-compliance could give rise to joint and several liability) are in compliance in all material respects with all applicable provisions of ERISA. Neither the Company nor any Subsidiary has any comparable liability under any foreign statute or law and the Company and the Subsidiaries are in compliance in all material respects with applicable comparable foreign laws.

            (w) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) assets are properly accounted for and safeguarded against loss from unauthorized use. The Company has not received from its


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independent public accountants a letter describing or been informed by them of, a substantial or material deficiency in the Company's internal accounting controls in connection with their audit of the Company's financial statements incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus.

            (x) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors or stockholders of the Company or any Subsidiary or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

            (y) No consent, approval, registration, authorization, filing, qualification, Permit or order of or with any court or supervisory, regulatory, administrative or governmental agency, body or authority, arbitrator or others (including stockholders), foreign or domestic, is required in connection with the execution and delivery of this Agreement, the issuance, sale or delivery of the Shares to be issued, sold and delivered by the Company hereunder, or the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, except the registration under the Act of the Shares and such consents, approvals, registrations, authorizations, filings, qualifications, Permits or orders, as may be required under the state securities or "Blue Sky" laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or as have been obtained and which are in full force and effect in connection with the offer, purchase and distribution by the Underwriters of the Shares.

            (z) The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action. Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of this Agreement nor the compliance by the Company with all the provisions hereof nor the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach, violation or default), or results in or will result in the imposition of a Lien upon any property or assets of the Company or any Subsidiary, under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or any Subsidiary, nor (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or results in or will result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any Contract, other than any conflict, breach, violation or default that would not result in a Material Adverse Effect, nor (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or any Subsidiary or any judgment, decree or order applicable to the Company or any Subsidiary of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, other than any violation or conflict that would not result in a Material Adverse Effect.

            (aa) The Company has full corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Section 8 hereof may be limited by applicable federal or state securities laws or unenforceable as against public policy.

            (bb) The description of the Shares in the Registration Statement and the Prospectus is accurate in all material respects.

            (cc) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and the Prospectus and the application of the net proceeds of such sale as described in the section entitled "Use of Proceeds" of the Registration Statement and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

            (dd) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the discount contemplated hereby.

            (ee) Neither the Company nor any Subsidiary nor, to the Company's best knowledge, any of its or their officers, directors or affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (ff) The Company has not distributed and will not distribute prior to the later of (A) the Additional Closing Date and (B) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its Website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

            (gg) There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have the right to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares.

            (hh) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by any political subdivision or taxing authority, domestic or foreign, by virtue of the execution, delivery, performance or enforcement, or to ensure the legality, validity or admissibility into evidence, of this Agreement, and neither is it necessary that the Shares be submitted to, or filed or recorded with, any court or other authority to ensure such legality, validity, enforceability or admissibility into evidence. There are no transfer taxes or other similar fees or charges under the laws of any jurisdiction, domestic or foreign, any political subdivision thereof, or any state, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

            (ii) All necessary actions, authorizations, conditions and things reasonably required to be taken, given, fulfilled and done by the Company and the Subsidiaries on or prior to the date of this Agreement, have been, or on the Closing Date or the Additional Closing Date, if any, will have been taken, given, fulfilled and done in connection with (i) the issue of the Prospectus,
(ii) the execution and delivery of this Agreement, (iii) the execution, delivery and issuance of the Shares, (iv) the compliance with all provisions of this Agreement to be performed or complied with by such date, and (v) the right of any holders of securities of the Company to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement.

            (jj) The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (kk) Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of the Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations.

            (ll) Each officer and director of the Company named under the heading "Management" in the Prospectus, and each of the stockholders of the Company (such stockholders of the Company, together with each officer and director of the Company named under the heading "Management" in the Prospectus, to be referred to individually as a "Locked-Up Party" and collectively as the "Locked-Up Parties"), has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements"). The Company also has provided to counsel for the Underwriters true, accurate and complete copies of all of the lock-up agreements presently in effect or effected hereby. The Company has given "no transfer" instructions to its transfer agent and registrar with respect to such securities.

            (mm) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

            (nn) The Company meets the requirements for use of Form S-1 under the Regulations.

            Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

      2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder severally represents, warrants and agrees with each of the Underwriters solely with respect to itself that:

            (a) Such Selling Shareholder has, and immediately prior to the Additional Closing Date such Selling Shareholder will have, good and valid title to the Option Shares to be sold by such Selling Shareholder hereunder on such date, free and clear of all Liens (other than any Liens placed thereon by the Underwriters); and upon delivery of such Option Shares and payment therefor pursuant hereto, good and valid title to such Option Shares, free and clear of all Liens (other than any Liens placed thereon by the Underwriters), will pass to the several Underwriters.

            (b) Such Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Selling Shareholder Agreement" and, together with all other similar agreements executed by the other Selling Shareholders, the "Selling Shareholder Agreements") and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; the execution, delivery and performance of this Agreement and the Selling Shareholder Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such actions result in any violation of any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder; and, except for the registration of the Option Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act or applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Selling Shareholder Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

            (c) The information with respect to such Selling Shareholder in the Registration Statement and the Prospectus, including any amendments or supplements thereto, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

            (d) Such Selling Shareholder has no actual knowledge that the representations and warranties of the Company contained in Section 1 hereof are not true and correct in all material respects, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the date thereof, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or would have a Material Adverse Effect and is not prompted to sell Option Shares by any materially adverse information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus.

            (e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (f) Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Selling Shareholder Agreement irrevocably appointing _________ and __________, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact"), and [Mellon Investor Services LLC], as custodian (the "Custodian"); the Custodian is authorized to deliver the Shares to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 10(g), to sell, assign and transfer to the Underwriters the Shares to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (g) Such Selling Shareholder has irrevocably placed in custody with the Custodian certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement or, pursuant to the Custody Agreement, has irrevocably committed to do so prior to the Closing Date, in each case with irrevocable instructions to deliver such Shares to the Underwriter pursuant to this Agreement.

            (h) Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

      3. Purchase, Sale and Delivery of the Shares.

            (a) The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $_____ per Share, the number of Firm Shares set forth opposite the respective names of the Underwriters in
Schedule 1 hereto
plus an additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

            (b) Payment of the purchase price for the Firm Shares and the Option Shares (if the option provided for in Section 3(c) below shall have been exercised on or before the third full business day prior to the Closing Date) shall be made at the offices of Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, or at such other place as shall be agreed upon by Lehman Brothers Inc. and the Company, at 10:00 A.M. on the third full business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth full business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Firm Shares), or such other time not later than five business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"); provided, however, that if the Company has not made available to the Underwriters copies of the Prospectus in such quantities and at such places requested by the Underwriters, no later than noon on the business day following the execution of this Agreement, Lehman Brothers Inc. may, in its sole discretion, postpone the Closing Date until no later than two full business days following the delivery of such copies of the Prospectus. Payment for the Firm Shares shall be made to the Company by wire transfer in immediately available funds to the order of the Company, against delivery, as provided hereof, of the Firm Shares to the Underwriters. The Company shall deliver or cause to be delivered at Lehman Brothers Inc.'s election either: (i) a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by Lehman Brothers Inc. for the accounts of Lehman Brothers Inc. and the several Underwriters on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amounts of the purchase price there for; or (ii) certificates for the Firm Shares which shall be registered in such name or names and in such authorized denominations as Lehman Brothers Inc. may request on or before noon on the business day prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at noon on the business day prior to the Closing date. "Business day" shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            (c) In addition, the Selling Shareholders hereby grant to the Underwriters the option to purchase, severally and not jointly, up to 1,050,000 Option Shares, each at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. The maximum number of Shares to be sold by each Selling Shareholder upon exercise of such option is set forth opposite such Selling Shareholder's name on Schedule 2 hereto. This option may be exercised from time to time and at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by notice from Lehman Brothers Inc. to the Selling Shareholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as reasonably determined by Lehman Brothers Inc., when the Option Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the

Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the fifth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Each Selling Shareholder shall deliver, or cause to be delivered at Lehman Brothers Inc.'s election either: (i) a credit representing the Option Shares to an account or accounts at The Depository Trust Company, as designated by Lehman Brothers Inc. for the accounts of Lehman Brothers Inc. and the several Underwriters on the Additional Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor; or
(ii) certificates for the Option Shares which shall be registered in such name or names and in such authorized denominations as Lehman Brothers Inc. may request at or before noon on the business day prior to the Additional Closing Date. Each Selling Shareholder will permit you to examine and package such certificates for delivery at or before noon on the business day prior to the Additional Closing Date.

            The number of Option Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Lehman Brothers Inc. in its sole discretion shall make.

            (d) Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      4. Offering. It is understood that the several Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

      5. Covenants of the Company.

            The Company covenants and agrees with each Underwriter that:

                  (a) If the Registration Statement has not been declared effective at the time of the execution of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434. If the Company elects to rely on Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Act, and shall pay the applicable fees in accordance with Rule 111 under the Act.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If a stop order or suspension of qualification is proposed at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting thereof as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to, any preliminary prospectus or the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act by an Underwriter or dealer any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the reasonable judgment of Lehman Brothers Inc., counsel to the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with any law, the Company promptly will notify the Representatives and prepare and file with the Commission and furnish at its own expense to the Underwriters and dealers, an appropriate amendment or supplement (in form and substance reasonably satisfactory to Lehman Brothers Inc.) which will correct such untrue statement or omission or so that the Registration Statement, any preliminary prospectus and the Prospectus will comply with the law and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of Lehman Brothers Inc. the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from Lehman Brothers Inc. advising the Company to the effect set forth above, forthwith prepare, consult with Lehman Brothers Inc. concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to Lehman Brothers Inc., responding to or commenting on such rumor, publication or event.

                  (c) As soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, the Company will make generally available (within the meaning of Section 11(a) of the Act) to its stockholders and to you an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement; and will, during the period of five years from the date of the Prospectus, make generally available (within the meaning of Section 11(a) of the Act) to its stockholders as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of financial condition, operations, cash flows and changes in stockholders' equity of the Company, certified by the Company's independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail.

                  (d) The Company will furnish without charge to you and counsel to the Underwriters three complete signed copies of the Registration Statement (including exhibits thereto), and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as, in the reasonable opinion of counsel to the Underwriters, delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and any amendment or supplement thereto as you may request.

                  (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions (both national and foreign) as Lehman Brothers Inc. may designate and will make such applications, file such documents and furnish such information as may be required for that purpose and will maintain such qualifications in effect for so long as required for the distribution of the Shares; provided, however, that in no event shall the Company be required to qualify to do business in any such jurisdiction in which it is not already qualified or to file a general consent to service of process in any jurisdiction in which it is not now so required, other than in respect of suits arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as Lehman Brothers Inc. may request for the distribution of the Shares. The Company will cooperate with Lehman Brothers Inc. and counsel to the Underwriters in connection with the filings required to be made by Lehman Brothers Inc. with the NASD and will pay the fee of the NASD in connection with its review of the offering of the Shares and will use its best efforts to maintain quotation of its shares on the New York Stock Exchange.

                  (f) During the period of five years from the effective date of the Registration Statement, the Company will furnish to you and, upon request, to each of the several Underwriters, without charge, copies of, in such quantities as you or the Underwriters may request from time to time, (i) as soon as available, all reports or other communications (financial or other) furnished generally by the Company to its stockholders, (ii) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; and (iii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD, any other supervisory, regulatory, administrative or governmental agency, body or authority whether pursuant to the Exchange Act or otherwise or any national securities exchange or system on which any class of securities of the Company is listed or quoted.

                  (g) For a period of 180 days from the date of the Prospectus (the "Lock-Up Period"), without the prior written consent of Lehman Brothers Inc., who shall consult with ABN AMRO Rothschild LLC before granting or withholding such consent, the Company and each Locked-Up Party shall not, directly or indirectly: (1) issue, offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or representing the right to receive, Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or any of the foregoing or announce the offering of or register for sale any of the foregoing or any outstanding shares of Common Stock; provided, however, that the Company may grant options and issue and sell Common Stock pursuant to any directors' and employees' stock plan (including any employees' stock purchase plan), stock ownership plan, dividend reinvestment plan, loan agreement providing for the conversion of debt, or warrants of the Company in effect at the effective date of the Registration Statement and which are described in the Prospectus so long as none of those shares that may be issued to any Locked-Up Party may be transferred during the Lock-Up Period and the Company shall enter stop transfer instructions with its transfer agent and registrar against any such transfer (provided, however, that the foregoing shall not prohibit the Company's issuance of Common Stock in connection with the transactions described in the Registration Statement under the caption "Recapitalization and Acquisitions"); or (2) enter into any swap, repurchase agreement, pledge, transfer or other transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or other securities, whether any such transaction described in clause (1) or
      (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. In addition, during such period, the Company also agrees not to file any registration statement with respect to, and, except as provided in this Section 5(g), each of the executive officers, directors and certain stockholders of the Company has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of Lehman Brothers Inc., who shall consult with ABN AMRO Rothschild LLC before granting or withholding such consent.

                  (h) During the period when, in the opinion of counsel to the Underwriters, the delivery of a Prospectus by an Underwriter or dealer is required by the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, the Act, the Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. In addition, during such period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

                  (i) Each of the Company and the Subsidiaries will conduct its business in compliance in all material respects with all applicable laws, rules, regulations, decisions, directives and orders. The Company will do and perform all things required or necessary to be done and performed under this Agreement by the Company on or prior to the Closing Date and to comply or cause to be satisfied, to the extent such are within its control, the conditions precedent to the several obligations of the Underwriters specified in Section 10 hereof.

                  (j) Neither the Company nor any of its affiliates (as defined in Regulation D under the Act), will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to cause, result in, or constitute, under the Exchange Act, or otherwise, stabilization or manipulation of the price of the shares of Common Stock of the Company to facilitate the offering and distribution of the Shares or any other action prohibited by Regulation M under the Exchange Act.

                  (k) The Company will apply the net proceeds to the Company from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

                  (l) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

                  (m) The Company is familiar with the Investment Company Act and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

                  (n) The Company shall obtain directors' and officers' liability insurance in the minimum amount of [$___ ] million which shall apply to the offering contemplated hereby.

                  (o) The Company shall cause to be prepared and delivered, at its expense, within one business day from the date hereof, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:

      (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares for at least during the period when, in the opinion of counsel to the Underwriters, the Prospectus is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to you, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the effective date of the Registration Statement an undertaking that, upon receipt of a request by an investor or his or her representative during the period when, in the opinion of counsel to the Underwriters, delivery of a Prospectus by an Underwriter or dealer may be required by the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

      6. Payment of Expenses.

            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse the Representatives if paid by the Underwriters, all costs, fees and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs, fees and expenses of or relating to (i) the preparation by the Company, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, the fees and expenses of the Company's counsel, accountants and other advisors), (ii) the preparation and delivery of certificates representing the Shares, (iii) the preparation of this Agreement and Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memoranda, Master Agreements Among Underwriters and Master Selling Agreements, and all other documents relating to the public offering of the Shares (including those documents supplied to the Underwriters in quantities as hereinabove stated) and furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all exhibits, schedules, consents, certificates of experts, amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the New York Stock Exchange, (v) any filings required to be made with, and the review by, the NASD and the fees, disbursements and other charges of the Underwriters' counsel in connection therewith, (vi) the registration or qualification (or obtaining exemptions from such registration or qualification) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(e), including the fees, disbursements and other charges of the Underwriters' counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) the issuance, transfer and delivery of the Shares to the Underwriters, including any issue, transfer, stamp or other taxes payable thereon, (viii) the transfer agent or registrar for the Shares, (ix) the costs and expenses of the Underwriters incident to the preparation and undertaking of "road show" presentations to be made to prospective investors, and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

      7. Covenants of the Selling Shareholders. Each Selling Shareholder severally agrees:

            (a) Except as contemplated by this Agreement, for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, [insert language from Lock-Up Agreement];

            (b) That the Shares to be sold by such Selling Shareholder hereunder, which are represented by the certificates held in custody for such Selling Shareholder pursuant to the Selling Shareholder Agreement, is subject to the interest of the Underwriters, that the arrangements made by such Selling Shareholder for such custody are irrevocable and that the obligations of such Selling Shareholder hereunder and thereunder shall not be terminated by any act of such Selling Shareholder, by the death, disability, incompetence or incapacity of such Selling Shareholder, by operation of law or by any other event; and

            (c) To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

      8. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses whatsoever, as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, compromising or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements made therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by an Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company will not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and provided, however, that the Company will not be liable in any such case covered by clauses (i), (ii), (iii), (iv) or
(v) above to the extent but only to the extent that any such loss, liability, claim, damage, action or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

            (b) The Selling Shareholders, severally in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses whatsoever, as incurred in investigating, preparing, compromising or defending against any litigation, commenced or threatened, or any claims whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements made therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Shareholders contained herein; or (iv) in whole or in part upon any failure of the Selling Shareholders to perform their obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by an Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Selling Shareholders will not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; provided, however, that no Selling Shareholder shall be liable under this paragraph 6(b) or otherwise for any amount in excess of the net proceeds received by it (computed without deduction for any taxes on such amount) in connection with the sale of the Option Shares; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, which untrue statement or omission or alleged untrue statement or omission in such preliminary prospectus was corrected in the Prospectus, the indemnity agreement contained in this paragraph 6(b) shall not inure to the benefit of any Underwriter, its directors, officers, employees and agents or controlling person to the extent that any such losses, liabilities, claims, damages, actions and expenses result from the fact that a copy of the Prospectus was not sent or given to the person asserting any such losses, liabilities, claims, damages, actions and expenses at or prior to the written confirmation of the sale of the applicable Shares to such person by such Underwriter (provided that the Company shall have complied with the provisions of Section 8(a) and (c) hereof and such Underwriter shall have been provided with the number of copies of such Prospectus requested by such Underwriter in a timely manner) and it is judicially determined that such delivery was required under the Act and was not so made.

            (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each Selling Shareholder against any losses, liabilities, claims, damages, actions and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.

            (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability or obligation which it may have under this Section 8 or otherwise (i) unless the failure to notify shall result in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not in any event relieve the indemnifying party from any obligations other than the indemnification obligation provided in paragraph (a), (b) or (c) above). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified parties promptly after receiving the aforesaid notice from an indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified parties. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party or parties in conducting the defense of any such action or that there may be one or more legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood, however, that the indemnifying party or parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (plus one firm of separate local counsel for each necessary jurisdiction, if retained by the indemnified party or parties) at any time for all such indemnified parties. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. The indemnifying party agrees that it shall be liable for any settlement (including all of the indemnified party's reasonable costs, including fees and expenses of its counsel) of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent is for money damages only and includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            Any losses, claims, damages, liabilities, expenses or actions for which an indemnified party is entitled to indemnification or contribution under this Section 8 or under Section 9 below shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

            The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8 and Section 9 below and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 and Section 9 below fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the preliminary prospectus and Prospectus as required by the Act and the Exchange Act.

            (e) Each of the Company and the Selling Shareholders acknowledges that the statements set forth under the caption "Underwriting" in, and in the last paragraph on the cover page of, the Prospectus constitute the only information furnished in writing relating to an Underwriter by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

      9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall severally contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Shareholders any contribution received by the Company or the Selling Shareholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Shareholders or one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters, severally on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders on the one hand and the Underwriters, severally on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders bears to the underwriting discounts and commissions received by the Underwriters respectively. The relative fault of the Company or the Selling Shareholders on the one hand and of the Underwriters, severally on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter hereunder,
(ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it (computed without deduction of any taxes on such amount) from the sale of the Option Shares owned by such Selling Shareholder exceeds the amount of any damages which such Selling Shareholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Further notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, (A) each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, (B) each director, officer, employee and agent of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, and (C) each director, officer, employee and agent of a Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Shareholder, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided that such consent was not unreasonably withheld.

      The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      10. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the date hereof, the Closing Date and any Additional Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' counsel pursuant to this Section 10 of any misstatement or omission, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder and to each of the following additional conditions:

            (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time on the date of this Agreement, and if pricing pursuant to a pricing amendment, 12:00 P.M., New York time on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by Lehman Brothers Inc., if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction; any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and to the satisfaction of counsel to the Underwriters; after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not reasonably object thereto; and the NASD, upon review of the terms of the public offering of the Shares, shall not have raised any objection to the fairness or reasonableness of the underwriting terms and arrangements.

            (b) The Company shall have furnished to you the opinion of Kramer Levin Naftalis & Frankel LLP, counsel for the Company and, on matters of Marshall Islands law, the opinion of Dennis J. Reeder, Esq., a Marshall Islands counsel for the Company, both dated the Closing Date and the Additional Closing Date, if applicable, addressed to the Underwriters and in form and substance reasonably satisfactory to Stroock & Stroock & Lavan LLP, Underwriters' counsel, to the effect set forth in Annex A hereto.

            (c) The Company shall have furnished to you the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Shareholders, dated the Closing Date and the Additional Closing Date, if applicable, addressed to the Underwriters and in form and substance reasonably satisfactory to Stroock & Stroock & Lavan LLP, Underwriters' counsel, to the effect set forth in Annex B hereto.

            (d) The Company shall have furnished to you the opinion of Boxall, Cayman Islands counsel for the Company, dated the Closing Date and the Additional Closing Date, if applicable, addressed to the Underwriters and in form and substance reasonably satisfactory to Stroock & Stroock & Lavan LLP, Underwriters' counsel, to the effect set forth in Annex C hereto.

            (e) All corporate proceedings and other legal matters in connection with this Agreement, the Selling Shareholder Agreements, the form of Registration Statement, preliminary prospectus or Prospectus, and the registration, authorization, issue, sale and delivery of the Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' counsel in your and your counsel's reasonable discretion. The Underwriters shall have received from Stroock & Stroock & Lavan LLP, Underwriters' counsel, a favorable opinion, dated the Closing Date (and the Additional Closing Date, if applicable), with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company, the Subsidiaries and the Selling Shareholders shall have furnished to Underwriters' counsel such documents as they reasonably request for the purpose of enabling them to pass upon the matters referred to in this Section.

            (f) At the Closing Date (and the Additional Closing Date, if applicable) you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, on behalf of the Company, dated the Closing Date (and the Additional Closing Date, if applicable), to the effect that (i) the condition set forth in subsection (a) of this Section 10 has been satisfied, (ii) as of the date hereof and as of the Closing Date (and the Additional Closing Date, if applicable) all the representations and warranties of the Company set forth in this Agreement are accurate with the same force and effect as if made on each of such dates, (iii) as of the Closing Date (and the Additional Closing Date, if applicable) the agreements and obligations of the Company to be performed hereunder on or prior thereto have been duly performed,
(iv) when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained the information required to be included therein by the Act and the applicable rules and regulations of the Commission thereunder, and conformed to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, properties, operations, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole, or any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, or any obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries.

            (g) Each Selling Shareholder (or one or more Attorneys-in-Fact on behalf of such Selling Shareholder) shall have furnished to the Representatives on the Additional Closing Date a certificate, signed by or on behalf of such Selling Shareholder stating that the representations, warranties and agreements of such Selling Shareholder are true and correct in all material respects and that such Selling Shareholder has complied with all agreements contained herein to be performed by such Selling Shareholder at or prior to the Additional Closing Date.

            (h) At the time that this Agreement is executed by the Company, the Underwriters shall have received from each of Ernst & Young LLP and Deloitte & Touche LLP a letter dated as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letters"), and on the Closing Date (and the Additional Closing Date, if any) the Underwriters shall have received from each of such firms a letter dated the Closing Date (or the Additional Closing Date, as the case may be) stating that, as of a specified date not earlier than five (5) days prior to the Closing Date or the Additional Closing Date, as the case may be, nothing has come to its attention to suggest that the statements made in its Original Letter are not true and correct.

      In addition, Lehman Brothers Inc. shall have received from Deloitte & Touche LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of March 31, 2001, did not disclose any weaknesses in internal controls that they considered to be substantial or material weaknesses.

      In the event that the letters to be delivered referred to above set forth note any changes, decreases or increases in the financial information included in the Registration Statement and the Prospectus, it shall be a further condition to the obligations of the Underwriters hereunder that Lehman Brothers Inc. shall have determined in its sole judgment, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

            (i) Subsequent to the date this Agreement is executed or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 10 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in Lehman Brothers Inc.'s sole judgment, material and adverse and that makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

            (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, prospects, properties, management, key personnel, condition (financial or other) or results of operations of the Company and the Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus (or, in the case of a prospective change, other than as contemplated by the Registration Statement and the Prospectus), and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other casualty or calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your reasonable judgment any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares at the public offering price.

            (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

            (l) At the time of execution of this Agreement, the Company shall have furnished to you a letter addressed to you from each officer and director of the Company and each shareholder or other person heretofore designated by you, in the form of Exhibit A hereto.

            (m) The Shares shall be qualified for sale in such jurisdictions as you shall have requested subject to the terms hereof, each such qualification shall be in effect.

            (n) The Shares shall have been listed on the New York Stock Exchange, subject to official notice of issuance.

            (o) You shall not have advised the Company that the Registration Statement, the preliminary prospectus or the Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in your judgment, is material, or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and, if you have so advised the Company, the Company shall not have cured such untrue statement of fact or omission of such statement of fact.

            (p) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested (i) as to the accuracy and completeness (to the extent required under applicable law) at the Closing Date and the Additional Closing Date, if applicable, of any statement in the Registration Statement or the Prospectus,
(ii) as to the accuracy at the Closing Date and the Additional Closing Date, if applicable, of the representations, warranties and covenants of the Company herein, (iii) as to the performance by the Company of its obligations hereunder, or (iv) as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

            (q) Prior to the Closing Date and the Additional Closing Date, if applicable, the Company and the Selling Shareholders shall have furnished to the Underwriters such further information and documents as you may reasonably request.

            If any of the conditions specified in this Section 10 shall not have been fulfilled in all respects when and as required to be satisfied, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time on or prior to, the Closing Date (and Additional Closing Date, if applicable) by Lehman Brothers Inc. Notice of such termination shall be given to the Company and the Selling Shareholders promptly in writing or by telephone confirmed in writing.

      11. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Shares or Option Shares hereunder, and if the Firm Shares or Option Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Option Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule 1 hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; provided, however, that each non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Shares which it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Option Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Option Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Option Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement (or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of Selling Shareholders to sell the Option Shares) shall thereupon terminate, without liability on the part of the Company or the Selling Shareholders, with respect thereto (except in each case as provided in Section 6, 8(a) and 9 hereof), or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder. Notwithstanding the foregoing, if any default occurs with respect to the Additional Closing, this Agreement will not terminate with respect to the Firm Shares purchased prior to such time.

            (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company or the Selling Shareholders, as the case may be, shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Option Shares.

      12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Shareholders contained in this Agreement, including the agreements contained in Section 5, Section 6, Section 7, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers, directors or employees or any controlling person thereof or any Selling Shareholder and shall survive delivery and acceptance of, and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and Section 2 and the agreements contained in Sections 6, 8 and 9 and 13(d) hereof also shall survive the termination of this Agreement, including termination pursuant to Section 11 or 13 hereof. A successor to any Underwriter, or to the Company or any Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 8 and Section 9 hereof.

      13. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Shareholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives or by the Representatives notifying the Company. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 2, 6, 8 and 9 hereof shall at all times be in full force and effect.

            (b) Lehman Brothers Inc. shall have the right to terminate this Agreement at any time on or prior to the Closing Date, or the obligations of the Underwriters to purchase the Option Shares at any time on or prior to the Additional Closing Date, as the case may be (but in any event prior to delivery of and payment for the Shares), if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or Nasdaq National Market shall have been suspended, or limited, minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (D)(i) there shall have occurred any outbreak or escalation of hostilities or there is an outbreak or escalation of national or international hostilities or there is a declaration by the United States of a national emergency or war or (ii) if there has been any crisis or calamity or any change or development in United States' or international political, financial or economic conditions, if the effect of any such event in
(D)(i) or (D)(ii), in the sole judgment of Lehman Brothers Inc. makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the sale of securities; or (E) in the sole judgment of Lehman Brothers Inc. there shall have occurred any Material Adverse Effect or
(F) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of Lehman Brothers Inc. may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of Lehman Brothers Inc. and the underwriters to the extent required pursuant to Sections 6, 8 and 9 hereof, (b) any Underwriter to the Company and/or the Selling Shareholders and (c) any party hereto to any other party except that the provisions of Sections 6, 8 and 9 shall at all times be effective and shall survive such termination.

            (c) Any notice of termination pursuant to this Section 13 shall be by telephone or facsimile and confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including but not limited to the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

      14. Notices. Any notice or notification in any form to be given hereunder shall be in writing and shall be delivered in person or sent by telephone or facsimile transmission (but in the case of a notification by telephone, with subsequent confirmation by letter or facsimile transmission).

            Any notice or notification to you shall be addressed to:

                  Lehman Brothers Inc.
                  Three World Financial Center
                  New York, New York  10285
                  Facsimile: (212) 526-6159
                  Attention: Robert Milius, Vice President

                  ABN AMRO Rothschild LLC
                  55 East 52nd Street
                  New York, New York  10055
                  Facsimile: (212) 409-6654
                  Attention: James Dowling, Managing Director

            With a copy to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York  10038-4982
                  Facsimile: (212) 806-6006
                  Attention: Melvin Epstein, Esq.

            Any notice or notification to the Company shall be addressed to the Company at:

                  General Maritime Corporation
                  35 West 56th Street
                  New York, NY 10019
                  Facsimile: (212) 763-5602
                  Attention: Chief Executive Officer

            With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Facsimile: (212) 715-8000
                  Attention: Thomas E. Molner, Esq.

            Any notice or notification to any Selling Shareholder shall be addressed to such Selling Shareholder in care of the Company at:

                  General Maritime Corporation
                  35 West 56th Street
                  New York, NY 10019
                  Facsimile: (212) 763-5602
                  Attention: Chief Executive Officer

            With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue
                  Los Angeles, CA  90071-3144
                  Facsimile: (213) 687-5600
                  Attention: _________________, Esq.

            Any notice or notification shall (subject to confirmation when required) take effect at the time of receipt.

      15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors, officers, employees and agents referred to in Section 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters. Notwithstanding the foregoing, this Agreement and the terms and provisions hereof are, unless otherwise specified herein, for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees, and agents of each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (b) the indemnity agreement of the Underwriters contained in Section 8 hereof shall be deemed to be for the benefit of the directors, officers, employees, and agents of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act.

      16. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

      17. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument. The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

      If any provision or portion of any provision of the Agreement, or the application of any such provision or any portion thereof to any party or circumstances, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to any parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such remaining portion of such provision and the remaining provisions of this Agreement shall continue to be valid and in full force and effect.

      If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    GENERAL MARITIME CORPORATION

                                    By:____________________________________
                                       Name:
                                       Title:


                                    THE SELLING SHAREHOLDERS

                                    By:____________________________________
                                       Name:
                                       Title:
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Shareholders Named in
                                       Schedule 2 hereto

      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By: Lehman Brothers, Inc.
Acting on its own behalf and as
one of the Representatives of the several
Underwriters referred to in the
foregoing Agreement

By:___________________________
   Name:
   Title:


ABN AMRO Rothschild LLC

By: ABN AMRO Rothschild LLC
Acting on its own behalf and as
one of the Representatives of the several
Underwriters referred to in the
foregoing Agreement

By:___________________________
   Name:
   Title:


JEFFERIES & COMPANY, INC.

By: Jefferies & Company, Inc.
Acting on its own behalf and as
one of the Representatives of the several
Underwriters referred to in the
foregoing Agreement

By:___________________________
   Name:
   Title:

                                    SCHEDULES

Schedule 1  -  Underwriters

Schedule 2  -  Selling Shareholders

                                    EXHIBITS

Exhibit A   -  Form of Lock-Up Agreement

                                     ANNEXES

Annex A     -  Legal Opinion of Kramer Levin

Annex B     -  Legal Opinion of ____________

Annex C     -  Legal Opinion of ____________

                                   SCHEDULE I

                                  UNDERWRITERS

                    Underwriting Agreement dated May __, 2001

                              Number of Firm
                              Shares to be
                              Purchased from
                              the Company
                              -----------

Name

Lehman Brothers Inc........
ABN AMRO Rothschild LLC....
Jefferies & Company, Inc.

Total......................

                                   SCHEDULE 2

                              SELLING SHAREHOLDERS

                                [To be provided]

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

                                                                    May __, 2001

Lehman Brothers Inc.
ABN AMRO Rothschild LLC
Jefferies & Company, Inc.
  As Representatives of the Several
  Underwriters Named on Schedule I
  to the Underwriting Agreement
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

      Re: General Maritime Ship Holdings Ltd.

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among General Maritime Ship Holdings Ltd., a Marshall Islands corporation (to be renamed General Maritime Corporation on or about the Closing Date, the "Company"), and Lehman Brothers Inc. (as joint lead manager), ABN AMRO Rothschild LLC (as joint lead manager), and Jefferies & Company, Inc., as representatives of the several underwriters named therein (the "Underwriters"), relating to an underwritten public offering of common stock, par value $0.01 per share (the "Common Stock"), of the Company. Capitalized terms used herein without definition shall have the meanings assigned to them in the Underwriting Agreement.

To induce you to enter into the Underwriting Agreement, subject to any rights of the undersigned in Section 5 of the Registration Rights Agreement (the "Registration Rights Agreement") among the undersigned, the Company and the other parties thereto in which the undersigned may be entitled to sell its Registrable Securities (as defined in the Registration Rights Agreement) by means of the overallotment option in the Company's initial public offering, the undersigned agrees that the undersigned will not, directly or indirectly, (1) offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus (such period, the "Lock-Up Period"), without the prior written consent of Lehman Brothers Inc., who shall consult with ABN AMRO Rothschild LLC before granting or withholding such consent; provided, that the foregoing restrictions shall not apply to (i) any gift of Common Stock by the undersigned to a donee, (ii) any transfer of Common Stock by the undersigned to a partner, member or stockholder of the undersigned, if the undersigned is a partnership, limited liability company or corporation respectively or (iii) any transfer of Common Stock in accordance with the Plan of Recapitalization (as defined below) by the undersigned to any other person or entity that has received Recapitalization Shares (as defined below) or the Company; provided that in the case of each of (i) and (ii), the transferee agrees in writing for the benefit of the Underwriters to be bound by the same restrictions with respect to such shares of Common Stock, and in the case of (iii) the transferee has entered into a Lock-Up Agreement in form and content substantially similar to this Agreement prior to the date on which the Registration Statement is declared effective or is the Company. For purposes of this Agreement (A) "Plan of Recapitalization" means that certain Plan of Recapitalization filed as Exhibit 2.1 to the Registration Statement and (B) "Recapitalization Shares" shall mean shares of Common Stock issued in connection with the Company's recapitalization as set forth in the Plan of Recapitalization.

In addition to the foregoing, during the Lock-Up Period, the undersigned agrees that the undersigned will not, directly or indirectly, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of Lehman Brothers Inc., who shall consult with ABN AMRO Rothschild LLC before granting or withholding such consent.

In addition to the foregoing, during the Lock-Up Period, in the event that Lehman Brothers Inc. (after consulting with ABN AMRO Rothschild LLC) consents to the sale or other disposition by the undersigned of Recapitalization Shares, Lehman Brothers Inc. shall be deemed to have consented to the sale or other disposition by each other person or entity that has received Recapitalization Shares of a number of Recapitalization Shares representing the same proportion of Recapitalization Shares initially issued to such other person or entity as the number of Recapitalization Shares sold or disposed of by the undersigned bears to the Recapitalization Shares initially issued to the undersigned.

Any shares of Common Stock received upon exercise of options or warrants granted to the undersigned will also be subject to this Agreement. Any securities acquired by the undersigned in the open market will not be subject to this Agreement.

If for any reason the Underwriting Agreement is terminated before the Closing Date, this Agreement shall likewise be terminated. This Agreement shall lapse and become null and void if the Closing Date shall not have occurred on or before July 15, 2001.

                                         Very truly yours,


_______________________________________  By:________________________________
Legal name of Stockholder as it appears     Name:
on the Corporate Records of the Company     Title:

                                     ANNEX A

                                     ANNEX B

                                     ANNEX C